MARCUS & MILLICHAP, INC. REPORTS RESULTS FOR
FIRST QUARTER 2024

CALABASAS, Calif., May 8, 2024 -- (BUSINESS WIRE) -- Marcus & Millichap, Inc. (the “Company”, “Marcus & Millichap”, or “MMI”) (NYSE: MMI), a leading national real estate services firm specializing in commercial real estate investment sales, financing, research and advisory services, reported its first quarter results today.
First Quarter 2024 Highlights Compared to First Quarter 2023
•Total revenue of $129.1 million, compared to $154.8 million
•Brokerage commissions of $109.5 million, compared to $135.0 million
•Private Client Market brokerage revenue of $73.2 million, compared to $90.5 million
•Middle Market and Larger Transaction Market brokerage revenue of $31.5 million, compared to $39.5 million
•Financing fees of $14.4 million, compared to $15.9 million
•Net loss of $10.0 million, or $0.26 per common share, diluted, compared to net loss of $5.8 million, or $0.15 per common share, diluted
•Earnings were primarily impacted by a lower number of transactions against a challenging market environment resulting in lower revenue
•Adjusted EBITDA of $(10.1) million, compared to $(7.4) million

“Operating in today’s complex environment, we are strategically positioned to navigate the current climate as real estate markets gradually recover. Our first quarter results reflect both the ongoing industry-wide reduction in the number of transactions and our deliberate long-term investments in talent retention and acquisition as well as business development,” stated Hessam Nadji, Marcus & Millichap’s president and chief executive officer.

Mr. Nadji continued, “With record capital on the sidelines, once clarity and stability on inflation and interest rates emerge, real estate transactions are poised to rebound albeit with a delayed timeline. We are encouraged as appropriately priced assets that we bring to market are generating multiple offers despite the “higher-for-longer” interest rates. Our expanded talent pool, technology and strong brand position us to reach new milestones as the market recovers. Meanwhile, our healthy balance sheet enables strategic investments while consistently returning capital to our shareholders. We believe this balanced approach is allowing us to leverage the market dislocation, further enhance our market position and create long-term value for our shareholders.”
First Quarter 2024 Results Compared to First Quarter 2023
Total revenue for the first quarter 2024 was $129.1 million, a decrease of 16.6% compared to $154.8 million for the same period in the prior year.

For real estate brokerage commissions, revenue was $109.5 million, a decrease of 18.9% compared to the same period in the prior year. The decline is primarily attributed to a 13.8% decrease in the number of transactions. This is reflective of the ongoing market disruption driven by the rapid rise in interest rates and constrained lending. The average transaction size and the average commission per transaction decreased by 7.9% and 5.9%, respectively, compared to the first quarter 2023. Private Client Market revenue decreased by 19.2%, and the combined Middle Market and Larger Transaction Market revenue decreased by 20.1%.

For financing fees, revenue was $14.4 million, a decrease of 9.1% compared to the same period in the prior year. The decline is primarily attributed to a 16.1% decline in the number of transactions, partially offset by average fee per transaction and average transaction size increases of 1.4% and 14.6%, respectively.

Total operating expenses for the first quarter 2024 were $149.2 million, compared to $170.9 million for the same period in the prior year. The change was primarily due to reductions of 19.4% in cost of services and 4.6% in selling, general and administrative expenses. Cost of services as a percentage of total revenue decreased by 210 basis points to 59.5% compared to the same period during the prior year.

Selling, general and administrative expenses for the first quarter 2024 were $68.9 million, compared to $72.2 million for the same period in the prior year. The change was primarily due to a reduction in marketing support and events attributable to the lower revenue level.

Net loss for the first quarter 2024 was $10.0 million, or $0.26 per common share, diluted, compared to $5.8 million, or $0.15 per common share, diluted, for the same period in the prior year. Adjusted EBITDA for the first quarter 2024 was $(10.1) million, compared to $(7.4) million for the same period in the prior year, primarily as a result of the decrease in operating income.
Capital Allocation
On February 8, 2024, the Board of Directors declared a semi-annual regular dividend of $0.25 per share, or $10.1 million with a payment date of April 5, 2024, to stockholders of record at the close of business on March 12, 2024.

During the three months ended March 31, 2024, the Company repurchased 16,900 shares of common stock at an average price of $32.77 per share for a total price of $0.6 million.

After accounting for shares repurchased through May 3, 2024, Marcus & Millichap has approximately $71.0 million available to repurchase shares under its program. No time limit has been established for the completion of the program, and the repurchases are expected to be executed from time-to-time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.
Business Outlook
The market is still working through the ongoing price discovery, wider than normal bid/ask spreads, and a prolonged downturn in transaction volume due to the Federal Reserve’s decision to delay interest rate reductions. While these conditions are likely to persist through much of 2024, price adjustments, distressed situations and maturing loans could drive additional transactions in the quarters ahead. Over the long term, real estate demand is expected to return sales and financing volumes to higher than current levels given the record capital on the sideline and key advantages of real estate investments. Accordingly, the Company believes it remains well-positioned to achieve long-term growth.

The Company benefits from its experienced management team, infrastructure investments, industry-leading market research and proprietary technology. The size and fragmentation of the Private Client Market continues to offer long-term growth opportunities through consolidation. This highly fragmented market segment consistently accounts for over 80% of all U.S. commercial property transactions and over 60% of the commission pool. The top 10 brokerage firms led by MMI had an estimated 20% share of this segment by transaction count in 2023.

Key factors that may influence the Company’s business during 2024 include:
•Volatility in transactional activity and investor sentiment driven by:
▪The elevated cost of debt capital
▪Interest rate uncertainty and the heightened bid-ask spread between buyers and sellers
▪Risks of a potential recession and its unfavorable impact to commercial real estate space demand
▪Possible impact to market sentiment related to the presidential election, potential tax and other policy changes which may influence transaction velocity and/or future fluctuations in sales and financing activity
▪Increase in operating expenses driven by labor costs, insurance, taxes and cost of materials
•Volatility in each of the Company’s markets
•Increase in costs related to in-person events, client meetings, and conferences
•Global geopolitical uncertainty, which may cause investors to refrain from transacting
•The potential for acquisition activity and subsequent integration
Webcast and Call Information
Marcus & Millichap will host a live webcast today to discuss the financial results at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time. The webcast will be accessible through the Investor Relations section of Marcus & Millichap's website at

ir.marcusmillichap.com and will be archived upon completion of the call. The Company encourages the use of the webcast due to potential extended wait times to access the conference call via dial-in.

For those unable to access the webcast, callers from the United States and Canada should dial 1-877-407-9208 ten minutes prior to the scheduled call time. International callers should dial 1-201-493-6784.
Replay Information
For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 1:30 p.m. Eastern Time on Wednesday, May 8, 2024 through 11:59 p.m. Eastern Time on Wednesday, May 22, 2024 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13745195.
About Marcus & Millichap, Inc.
Marcus & Millichap, Inc. is a leading national real estate services firm specializing in commercial real estate investment sales, financing services, research and advisory services. As of March 31, 2024, the Company had 1,722 investment sales and financing professionals in more than 80 offices who provide investment brokerage and financing services to sellers and buyers of commercial real estate. The Company also offers market research, consulting and advisory services to its clients. Marcus & Millichap closed 1,564 transactions during the three months ended March 31, 2024, with a sales volume of $9.7 billion. For additional information, please visit www.MarcusMillichap.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements, including our expectations regarding the long-term outlook of the commercial real estate transaction market, and our positioning within it, our belief relating to the Company’s long-term growth, our assessment of the key factors influencing the Company’s business outlook for 2024 and the execution of our capital return program, including a semi-annual dividend and stock repurchase program. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:
•general uncertainty in the capital markets, a worsening of economic conditions, and the rate and pace of economic recovery following an economic downturn;
•changes in our business operations;
•market trends in the commercial real estate market or the general economy, including the impact of inflation and increased interest rates;
•our ability to attract and retain qualified senior executives, managers, and investment sales and financing professionals;
•the impact of forgivable loans and related expense resulting from the recruitment and retention of agents;
•the effects of increased competition on our business;
•our ability to successfully enter new markets or increase our market share;
•our ability to successfully expand our services and businesses and to manage any such expansions;
•our ability to retain existing clients and develop new clients;
•our ability to keep pace with changes in technology;
•any business interruption or technology failure, including cybersecurity risks and ransomware attacks, and any related impact on our reputation;
•changes in interest rates, availability of capital, tax laws, employment laws, or other government regulation affecting our business;
•our ability to successfully identify, negotiate, execute, and integrate accretive acquisitions; and
•other risk factors included under “Risk Factors” in our most recent Annual Report on Form 10-K.

In addition, in this release, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “goal,” “expect,” “predict,” “potential,” “should,” and similar expressions, as they relate to our Company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this release. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We have not filed our Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2024. As a result, all financial results described in this release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-Q.

MARCUS & MILLICHAP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Real estate brokerage commissions	$109,475	$135,046
Financing fees	14,427	15,868
Other revenue	5,202	3,878
Total revenue	129,104	154,792
Operating expenses:
Cost of services	76,868	95,427
Selling, general and administrative	68,916	72,219
Depreciation and amortization	3,422	3,207
Total operating expenses	149,206	170,853
Operating loss	(20,102)	(16,061)
Other income, net	5,568	4,810
Interest expense	(199)	(215)
Loss before benefit for income taxes	(14,733)	(11,466)
Benefit for income taxes	(4,746)	(5,633)
Net loss	$(9,987)	$(5,833)

Net loss per share:
Basic	$(0.26)	$(0.15)
Diluted	$(0.26)	$(0.15)
Weighted average common shares outstanding:
Basic	38,447	39,200
Diluted	38,447	39,200

MARCUS & MILLICHAP, INC.
KEY OPERATING METRICS SUMMARY
(Unaudited)

Total sales volume was approximately $9.7 billion for the three months ended March 31, 2024, encompassing 1,564 transactions consisting of $5.7 billion for real estate brokerage (1,102 transactions), $1.6 billion for financing (234 transactions) and $2.4 billion in other transactions, including consulting and advisory services (228 transactions). As of March 31, 2024, the Company had 1,624 investment sales professionals and 98 financing professionals. Key metrics for real estate brokerage and financing activities (excluding other transactions) are as follows:

	Three Months Ended March 31,
Real Estate Brokerage	2024	2023
Average Number of Investment Sales Professionals	1,638	1,782
Average Number of Transactions per Investment Sales Professional	0.67	0.72
Average Commission per Transaction	$99,343	$105,587
Average Commission Rate	1.93%	1.89%
Average Transaction Size (in thousands)	$5,137	$5,576
Total Number of Transactions	1,102	1,279
Total Sales Volume (in millions)	$5,661	$7,132

	Three Months Ended March 31,
Financing (1)	2024	2023
Average Number of Financing Professionals	99	92
Average Number of Transactions per Financing Professional	2.36	3.03
Average Fee per Transaction	$47,178	$46,548
Average Fee Rate	0.67%	0.75%
Average Transaction Size (in thousands)	$7,094	$6,189
Total Number of Transactions	234	279
Total Financing Volume (in millions)	$1,660	$1,727
(1)Operating metrics exclude certain financing fees not directly associated to transactions.

The following table sets forth the number of transactions, sales volume and revenue by commercial real estate market segment for real estate brokerage:

	Three Months Ended March 31,
	2024			2023			Change
Real Estate Brokerage	Number	Volume	Revenue	Number	Volume	Revenue	Number	Volume	Revenue
		(in millions)	(in thousands)		(in millions)	(in thousands)		(in millions)	(in thousands)
<$1 million	186	$103	$4,764	183	$116	$5,038	3	$(13)	$(274)
Private Client Market ($1 – <$10 million)	808	2,590	73,163	970	3,254	90,503	(162)	(664)	(17,340)
Middle Market ($10 – <$20 million)	59	802	15,093	66	900	17,368	(7)	(98)	(2,275)
Larger Transaction Market (≥$20 million)	49	2,166	16,455	60	2,862	22,137	(11)	$(696)	$(5,682)
	1,102	$5,661	$109,475	1,279	$7,132	$135,046	(177)	$(1,471)	$(25,571)

MARCUS & MILLICHAP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for shares and par value)

	March 31, 2024 (unaudited)	December 31, 2023
Assets
Current assets:
Cash, cash equivalents, and restricted cash	$90,556	$170,753
Commissions receivable	13,785	16,171
Prepaid expenses	7,546	8,813
Income tax receivable	9,461	9,299
Marketable debt securities, available-for-sale (amortized cost of $198,847 and $169,018 at March 31, 2024 and December 31, 2023, respectively, and $0 allowance for credit losses)	198,314	168,881
Advances and loans, net	7,861	3,574
Other assets, current	16,014	16,203
Total current assets	343,537	393,694
Property and equipment, net	27,832	27,450
Operating lease right-of-use assets, net	92,929	90,058
Marketable debt securities, available-for-sale (amortized cost of $59,302 and $69,538 at March 31, 2024 and December 31, 2023, respectively, and $0 allowance for credit losses)	57,400	67,459
Assets held in rabbi trust	11,467	10,838
Deferred tax assets, net	51,725	46,930
Goodwill and other intangible assets, net	50,041	51,183
Advances and loans, net	175,604	175,827
Other assets, non-current	16,116	14,972
Total assets	$826,651	$878,411
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$9,359	$8,126
Deferred compensation and commissions	40,511	55,769
Operating lease liabilities	17,535	18,336
Accrued bonuses and other employee related expenses	7,264	19,119
Other liabilities, current	17,923	3,919
Total current liabilities	92,592	105,269
Deferred compensation and commissions	27,304	47,771
Operating lease liabilities	73,935	69,407
Other liabilities, non-current	7,265	10,690
Total liabilities	201,096	233,137
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares – 25,000,000; issued and outstanding shares – none at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value:
Authorized shares – 150,000,000; issued and outstanding shares – 38,633,603 and 38,412,484 at March 31, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	155,157	153,740
Retained earnings	471,670	492,298
Accumulated other comprehensive loss	(1,276)	(768)
Total stockholders’ equity	625,555	645,274
Total liabilities and stockholders’ equity	$826,651	$878,411

MARCUS & MILLICHAP, INC.
OTHER INFORMATION
(Unaudited)

Adjusted EBITDA Reconciliation
Adjusted EBITDA, which the Company defines as net (loss) income before (i) interest income, (ii) interest expense, (iii) (benefit) provision for income taxes, (iv) depreciation and amortization, and (v) stock-based compensation. The Company uses Adjusted EBITDA in its business operations to evaluate the performance of its business, develop budgets and measure its performance against those budgets, among other things. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as a supplemental metric and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. generally accepted accounting principles (“U.S. GAAP”). The Company finds Adjusted EBITDA to be a useful management metric to assist in evaluating performance, because Adjusted EBITDA eliminates items related to capital structure, taxes and non-cash items. Considering the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its U.S. GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other measures calculated in accordance with U.S. GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

A reconciliation of the most directly comparable U.S. GAAP financial measure, net income, to Adjusted EBITDA is as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Net loss	$(9,987)	$(5,833)
Adjustments:
Interest income	(4,765)	(4,390)
Interest expense	199	215
Benefit for income taxes	(4,746)	(5,633)
Depreciation and amortization	3,422	3,207
Stock-based compensation	5,795	5,011
Adjusted EBITDA	$(10,082)	$(7,423)

Glossary of Terms
•Private Client Market: transactions with values from $1 million to up to but less than $10 million
•Middle Market: transactions with values from $10 million to up to but less than $20 million
•Larger Transaction Market: transactions with values of $20 million and above
•Acquisitions: acquisition of businesses accounted for as a business combination in accordance with generally accepted accounting standards

Certain Adjusted Metrics
Real Estate Brokerage
Following are actual and as adjusted metrics excluding any large transactions in our real estate brokerage business in excess of $300 million:

	Three Months Ended March 31, 2024
	(actual)	(as adjusted)
Total Sales Volume Decrease	(20.6)%	(20.6)%
Average Commission Rate Increase	2.1%	2.1%
Average Transaction Size Decrease	(7.9)%	(7.9)%

Investor Relations Contact:
Investor Relations
InvestorRelations@marcusmillichap.com